Exhibit 99.1

FOR IMMEDIATE RELEASE


                   Revlon Updates Outlook For 2006 And Beyond

          Provides Status of Vital Radiance and Almay Brand Initiatives
                           and Capital Structure Plans


New York, June 2, 2006 - Revlon, Inc. (NYSE:REV) today announced updates to its outlook for 2006 and beyond and provided an update on its Vital Radiance and Almay initiatives as well as its capital structure plans. In making the announcements, the Company indicated that it expects strong revenue growth in 2006, although this growth is now expected to be lower than previously planned.

The Company indicated that its revised revenue outlook, while still strong, reflects less robust growth from Vital Radiance and Almay due to stepped up competitive activity, as well as less effectiveness from certain of the Company's revenue driving actions. The Company indicated that it is continuing to take important and appropriate steps intended to create long-term value and build its brands, including continuing to invest in its brand initiatives, while continuing to take appropriate and aggressive actions to reduce costs. The Company noted that it believes Vital Radiance is a compelling consumer proposition and will work with its retail partners to optimize the new brand's productivity and retail presentation, which could result in the reconfiguration or reduction of the Vital Radiance retail display space in certain retailers.

Revlon indicated that, given its revised revenue outlook, it now expects Adjusted EBITDA(1) will be at or below 2005 levels, with a significant impact on the second quarter of this year. Adjusted EBITDA is a non-GAAP measure, which is defined in the footnote to this press release.

The Company also announced that it intends to defer its $75 million equity offering to later in 2006 or early 2007 and will defer consideration of the previously-announced proposed refinancing of its current credit facility. The Company's existing revolving credit facility and term loan expire in July 2009 and July 2010, respectively. To ensure the Company raises the planned $75 million in equity, MacAndrews & Forbes, Revlon's principal shareholder, has agreed to extend its backstop until the consummation of such offering. In addition, as previously announced, the $87 million MacAndrews & Forbes line of credit will remain available to the Company through the completion of the $75 million equity issuance. MacAndrews & Forbes, Revlon's principal shareholder, stated, "We continue to believe in the long-term value of the Revlon business and its brands and, as a result, we have extended our backstop support."


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In terms of the Company's longer-term outlook, Revlon indicated that it will continue to invest to support and build its brands, while continuing to focus over the long-term on improving its margin structure through the Company's ongoing productivity initiatives. These include: (i) reducing cost of goods sold through, among other things, ongoing value analysis, strategic sourcing and package rationalization activities; (ii) reducing returns though product lifecycle management and promotional redesign initiatives, among other actions; and (iii) reducing costs in other areas via strategic sourcing and aggressive management of discretionary spending. The Company indicated that it continues to target a significant improvement in its operating profit margin over time, but that it no longer expects a 12% operating margin by the end of 2008, despite good progress being made in cost of goods and administrative expenses.

Commenting on the announcements, Revlon President and CEO Jack Stahl stated, "Our initiatives are delivering significant incremental revenue growth in 2006, although they are requiring significant levels of investment to build consumer awareness and trial--particularly of Vital Radiance--due in part to the heightened competitive environment. We believe that these investments, along with our other actions to build the value of our brands, strengthen our retail relationships and reduce costs, will benefit the value of our Company over time."

The Company will host a conference call with members of the investment community on June 2, 2006 at 12:00 p.m. EDT to discuss this release. Access to the call is available to the public at www.revloninc.com.


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About Revlon
------------

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Web sites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com, www.vitalradiance.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands include Revlon(R), Almay(R), Vital Radiance(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Investor Relations Contact:              Media Contact:
Maria A. Sceppaguercio                   Scott Behles
(212) 527-5230                           (212) 527-4718



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                            Footnote to Press Release
                            -------------------------

(1)Adjusted EBITDA is a non-GAAP financial measure defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i) monitor and evaluate the performance of the Company's business operations;

(ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.


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                           Forward-Looking Statements
                           --------------------------


Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about (i) its future growth and profitability, including that it continues to expect to achieve strong revenue growth in 2006; stepped up competitive activity and less effectiveness from certain revenue driving actions contributing to lower than planned revenue growth; Adjusted EBITDA being at or below 2005 levels, including a significant impact on second quarter Adjusted EBITDA; and its plans to create long-term value over time; (ii) its plans to continue to take steps to build its brands, including its belief that Vital Radiance is a compelling consumer proposition and continuing to invest in its brand initiatives and to work with its retail partners on optimizing the productivity and retail presentation of Vital Radiance, which could result in the reconfiguration or reduction of the new brand's retail display space in certain retailers; (iii) its plans to continue taking appropriate and aggressive actions to reduce costs; (iv) its plans to complete the $75 million equity issuance and consider the previously-announced proposed refinancing of its current credit facility and the timing thereof; and (v) its plans to significantly improve its operating profit margin over time through its ongoing productivity initiatives. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that it files with the SEC during 2006 (which may be viewed on the SEC's Web site at http://www.sec.gov or on the Company's Web site at http://www.revloninc.com), as well as reasons including difficulties, delays or the inability of the Company to (i) achieve its growth and profitability objectives, including less that anticipated revenue growth or a decrease in revenues and/or Adjusted EBITDA, less than anticipated results from the Company's Vital Radiance and Almay brand initiatives, such as less than expected retailer or consumer acceptance of such products or less than expected effectiveness of the marketing programs related to these initiatives or a decrease in sales of the Company's other products; (ii) build its brands, such as less than anticipated retailer acceptance of the Company's plans to optimize the productivity and retail presentation of Vital Radiance, such as greater than anticipated reduction of Vital Radiance retail display space; (iii) reduce costs, such as higher than anticipated costs due to continued increased competitive activity; (iv) consummate the $75 million equity issuance or the previously-announced proposed refinancing of its current credit facility, in whole or in part; and/or (v) achieve its operating profit margin improvements over time, such as cost-savings initiatives being less effective than planned. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's Web sites or other Web sites referenced herein shall not be incorporated by reference into this release.